                                                                    Exhibit 10.8


BROWN BROTHERS HARRIMAN & CO.                                  59 WALL STREET
 BUSINESS ESTABLISHED 1616                                  NEW YORK, N.Y. 10005
      PRIVATE BANKERS                                          (212) 483-1818


                                           August 31, 1998


                              TERMS AND CONDITIONS


BORROWER:                Predictive Systems, Inc. (the "Borrower")

LENDER:                  Brown Brothers Harriman & Co. ("BBH&Co.")

FACILITY:                $5,000,000 secured demand loan

PURPOSE: Working capital financing; primarily accounts receivable

TERM: Demand - EXCEPT that absent either: (a) a breach of the Financial or Operating Guidelines outlined herein, or (b) an event of default as described in the secured promissory note, or (c) any material adverse change, the Borrower will be given a 90 day notification period prior to a demand by BBH&Co. for repayment.

ADVANCES:                Advances to be made available against a borrowing base
                         comprised of 80% of eligible accounts receivable which shall be defined to exclude: (i) accounts subject to disputes or claims (ii) accounts with one half or more of the total balance 90 days from the date of invoice and (iii) the amount due from Tribeca Software that exceeds $500,000

INTEREST RATE:           Borrower may elect either one or more of the following
                         options:

                              (i) floating rate at BBH&Co. Base Rate plus 50 basis points, or

                              (ii) fixed rate for 30, 60, or 90 days at LIBOR plus 325 basis points

                         The interest rate will be reduced by 50 basis points beginning upon the date of receipt by BBH&Co. of Borrower's balance sheet indicating Tangible Net Worth (as defined below) greater than or equal to $2,500,000.

COLLATERAL:              Collateral to include but not be limited to:

                               (i)   senior perfected liens and security
                                     interests in all of the Borrower's
                                     present and future assets and proceeds
                                     thereof, to be evidenced by BROWN
                                     BROTHERS HARRIMAN CO. BBH&Co. General
                                     Security Agreement and appropriate WCC-I filings

                              (ii)   Tribeca Software, Inc.'s guaranty of
                                     Borrower's indebtedness to BBH&Co.  to
                                     be supported by BBH&Co. General Security
                                     Agreement

SET UP FEE:              $15,000 due upon acceptance of this proposal.

OWNERSHIP:               No change in control of the Borrower without the
                         prior written consent of BBH&Co.

FINANCIAL GUIDELINES:    Financial guidelines to include, but not be limited to:

                               (i) minimum Tangible Net Worth at any time, total equity less intangibles and less the total amount due from Tribeca Software, Inc. ("Tangible Net Worth") not to fall below the sum of (a) $1,400,000 and (b) 50% of net income subsequent to August 1, 1998

                              (ii) maximum leverage ratio: at any time, total funded debt divided by Tangible Net Worth not to exceed 2.5:1.0

OPERATING GUIDELINES:    Specific details to be agreed; operating guidelines to
                         include but not be limited to:

                               (i)     no additional liens for borrowed money

                              (ii)     no material adverse change

                             (iii) maintenance of adequate levels of key man life insurance for both Ron Pettengill and Robert Belau

REPORTING REQUIREMENTS:  Specific details to be agreed; reporting requirements to include but not be limited to:

                               (i) annual reviewed financial statements and monthly internal financial statements

                              (ii)     monthly borrowing base certificate
                                       substantially in the form of Exhibit I
                                       (attached)

                             (iii) periodic review of accounts receivable by BBH&Co.

                              (iv)     other information relating to the
                                       Borrower as BBH&Co. may reasonably
                                       request

OUT OF POCKET            All reasonable out of pocket expenses relating to the
EXPENSES:                establishment and monitoring of the credit facility to
                         be for the account of the Borrower; such expenses to include, but not be limited to, legal and accounting.

OTHER CONDITIONS:        Specific details to be agreed; other conditions to
                         include but not be limited to:

                               (i) BBH&Co. to remain primary bank of account for Borrower's cash management and operational needs

                              (ii) Borrower to provide evidence that BBH&Co. has been named loss payee on all appropriate insurance policies

                         BROWN BROTHERS HARRIMAN & CO.


Accepted and Agreed:

Predictive Systems, Inc.


By:      /s/ Ronald Pettengill
         -----------------------------------

Title:   CEO
         -----------------------------------

Date:    7/23/98
         -----------------------------------

                             SECURED PROMISSORY NOTE
                             (PLEDGE OF COLLATERAL)


$5,000,000.00                                              Date: August 31, 1998
---------------------------------------------------              ---------------

Name of Maker:  Predictive Systems, Inc.
                ----------------------------------------------------------------

Address of Maker:          145 Hudson Street
                           -----------------------------------------------------

                           New York, NY 10013
                           -----------------------------------------------------

State of Incorporation (if applicable):
                                        ----------------------------------------

Partnership Certificate Filed With (if applicable)
                                                   -----------------------------

Due On: Demand, subject to Payee's Line Letter and associated terms and Conditions dtd. 8/31/98
         -----------------------------------------------------------------------

Interest Payable on:  Last day of each month
                      ----------------------------------------------------------

         FOR VALUE RECEIVED the Maker promises to pay on the due date set forth above, to the order of BROWN BROTHERS HARRIMAN & CO. ("Payee") at its office at 59 Wall Street, New York, New York 10005, the face amount hereof. Interest on the balance from time to time outstanding shall accrue at the rate of * % per annum, and shall be payable as set forth above. *As further described in the Terms and Conditions Letter dtd.
8/31/98.

         All advances pursuant to this Note and all repayments of principal due hereunder shall be endorsed by the Payee on the schedule on the reverse side hereof, or any continuation of such schedule attached hereto and denominated a part hereof. Said endorsement on such schedule by an authorized agent of the Payee shall be conclusive evidence of the unpaid balance due on this Note.

         The indebtedness evidenced hereunder, as well as all other indebtedness now or hereafter owing by the Maker to the Payee ("Obligation(s)") is secured by certain collateral more fully described in the annexed Schedule "A", together with all the Maker's personal property now or hereafter existing or acquired, of any type or description, including but not limited to inventory, documents of title covering any inventory, equipment, accounts, contract rights, general intangibles (including tax refunds, instruments, investment securities, chattel paper, notes, drafts, acceptances and all bank balances of the undersigned ("Collateral") which the Maker has pledged, deposited and delivered to the Payee and granted to the Payee a security interest in.

         The rate of interest hereunder is based upon the Payee's present base rate of _____ per annum (the "Base Rate"). In the event of an increase or decrease in the Base Rate, then the rate of interest hereunder shall be automatically increased or decreased to the same extent and on the same day as any increase or decrease in the Base Rate. Post-maturity or post-demand (as the case may be) interest shall accrue and be payable at 120% of the rate payable on the due date or demand, compound from said date to the date of actual payment.

         Maker affirms and certifies that the Obligation evidenced by this Note was not and will not be incurred for the purposes of purchasing, carrying or trading in securities as defined in the Federal Reserve Board's Regulation T, except in compliance with said Regulation.

         In no contingency or event whatsoever shall the interest rate charged hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Payee has received interest hereunder in excess of said highest permissible rate, Payee shall promptly refund such excess interest to Maker.

         So long as the Obligations are not in default, the Maker shall have the right to vote any shares of stock included in the Collateral on all corporate questions and the Payee shall, if required, execute due and timely proxies in favor of the Maker to this end.

         The Maker warrants and represents that there are no restrictions upon the transfer of the Collateral, other than may appear on the face of the certificates, and that the Maker has the right to pledge the Collateral free of any encumbrances and without obtaining the consents of the other shareholders. In the event that, prior to repayment of the Obligations, any stock dividend, reclassification, readjustment or other change is declared or made in the capital structure of any issuer of the Collateral, all new, substituted and additional shares or other securities issued to Maker by reason of any such change shall be delivered to Payee in kind to be held by the Payee under the terms of this agreement in the same manner as all other Collateral. The Payee may at any time, without notice to the Maker, transfer to and/or register in Payee's name, or in the name of Payee's nominee, any or all of the Collateral.

         In the event that it becomes necessary, in Payee's opinion, to comply with any Federal of State law or regulation or to make or file any registration thereunder in order for Payee to exercise any of its rights hereunder, Maker expressly agrees to do or will cause to be done all acts and prepare and execute all documents necessary to effect such compliance or registration, and to bear all costs in connection therewith. Make agrees to indemnify and to hold Payee harmless from and against any claim or liability caused by any untrue statement of material fact, or omission to state a material fact, as may be required in any registration statement or prospectus; or caused by a failure to register or comply with any such law or regulation. The Maker shall pay any and all expenses, including reasonable attorney' fees incurred by Payee in registering the Collateral, or in securing an exemption for any such registration.

         The Payee shall have no responsibility of any kind, nature or description to arrange for the redelivery of the Collateral or any part thereof to any issuer or transfer agent in order to preserve or maintain any conversion or dividend rights with respect thereto; the Payee's only obligation being to maintain physical possession or control thereof. The Payee agrees to comply with any request received by it from Maker with respect to conversion, reclassification, or the like of the Collateral, to the extent that such instructions are not inconsistent with the intents and purposes hereof. Upon payment and performance of all Obligations the Payee shall, at the request of the Maker, redeliver to the Collateral to the Maker.

         Upon the occurrence of any of the following events of default, to wit: the non-payment when due of any Obligation; the failure of the Maker forthwith, upon demand, or to make payments on account as may be agreed in any of the Obligations; the death, failure in business, dissolution or termination of existence of the Maker of any endorser, guarantor or surety of any Obligation (hereinafter referred to as "Obligor(s)"); any petition for relief under the Bankruptcy Code being filed by or against any Obligor or any proceedings in bankruptcy, or under any Acts of Congress relating to the relief of debtors, being commenced for the relief or readjustment of any indebtedness of any Obligor either through reorganization, composition, extension or otherwise (all of which petitions shall be without prejudice at the Payee's right to move in the bankruptcy court for adequate protection, relief from the automatic stay, and for any other relief relating to the preservation of the Collateral) which is not stayed or dismissed within 30 days; the making by any Obligor of an assignment for the benefit of creditors or for taking advantage by any of the same of any insolvency law; any seizure, vesting or intervention by or under authority of a government, by which the management of any Obligor is displaced or its authority in the conduct of its business is curtailed; the appointment of any receiver of any property of any Obligor; the attachment or distraint of any of the Collateral or of same becoming subject at any time to any mandatory court order or other legal process; the failure of any Obligor to perform any of its duties as specified in any agreement(s) with respect to the Obligations; the expulsion or suspension of any Obligor from membership in any national securities association or any national securities exchange or other organized exchange, or any clearing association; the admission in writing by any Obligor of inability to pay its debts generally as they become due; the commencement of any proceedings against any Obligor under Article 51 or 52 of the New York Civil Practice Law and Rules (as heretofore or hereafter amended); the Pension Benefit Guaranty Corporation shall commence proceedings (including proceedings under ss.4042 of the Employee Retirement Income Security Act of 1974) to terminate any employee pension benefit plan of the Maker; any misstatement or false statement of any Obligor in connection with any agreement between any Obligor and the Payee has been made; then in such event the Maker shall immediately be liable without notice and shall pay on demand all Obligations (whether or not otherwise due), together with all collection costs and expenses, including reasonable attorneys' fees, in connection with the collection of such indebtedness.

         Payee shall have the rights and remedies of a secured party under the Uniform Commercial Code. Further, upon the occurrence of any Event of Default, all Obligations shall automatically become due and payable without notice and Payee's commitment to make further loans or extensions of credit or other financial accommodations to the Maker shall thereupon automatically and without notice be terminated. In addition thereto, the Maker further agrees that (i) in the event notice is necessary under applicable law, written notice mailed to the Maker at the address then reflected in Payee's records 5 business days prior to the date of public sale of any of the Collateral or prior to the date after which private sale or nay other disposition of the Collateral will be made shall constitute reasonable notice, but notice given in any other reasonable manner or at any other time shall be sufficient; (ii) in the event of the sale or other disposition of any Collateral, Payee may apply the net proceeds thereof first to the satisfaction of Payee's reasonable attorneys' fees, legal expenses, and other costs and expenses incurred in connection with Payee's taking, re-taking, holding, preparing for sale, and selling of the Collateral; then to repayment of principal and interest on the Obligations, with the Maker remaining liable for any deficiency; (iii) without precluding any other methods of sale, the sale of Collateral shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of banks disposing of similar property, but in any event Payee may sell on such terms as Payee may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind; and (iv) Payee may require the Maker to assemble Collateral, taking all necessary or appropriate action to preserve and keep in good condition; and make such available to Payee at a place and time convenient to both parties; all at the expense of the Maker. To the extent permitted under applicable law, full power and authority is hereby given Payee to sell, assign, and deliver all or any part of the Collateral, at any time at any brokerage board, or at public or private sale, at Payee's option, and no delay on Payee's part in exercising any power of sale or any other rights or options hereunder, and no notice or demand, which may be given to or made upon the Maker by Payee with respect to any power or sale or other right or option hereunder, shall constitute a waiver thereof, or limit or impair Payee's rights to take any action or to exercise any power of sale and any other rights hereunder, without notice or demand, or prejudice Payee's rights as against the Maker in any respect. Payee may be a purchaser, free from any right of redemption (which the Maker hereby expressly waives and releases) at any public or private sale of Collateral. Should such net proceeds be inadequate to pay all the Obligations, the Maker agrees to pay the Payee on demand any balance that may be due to the Payee.

         The Maker recognizes that the Payee may be unable to effect a public sale of all or part of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, as now or hereafter in effect, or applicable Blue Sky or other state securities law, as now or hereinafter in effect, but may be compelled to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Maker agrees that private sales so made may be at prices and other terms less favorable to the Payee than if such Collateral were sold at public sales, and that the Payee has no obligation to delay sale of any such Collateral for the period of time necessary to permit the issuer of the Collateral, even if such issuer would agree, to register the

Collateral for public sale under any such applicable securities laws. The Maker agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

         The Maker at the request of the Payee will sign and deliver to the Payee a security agreement or a trust receipt or other writing, together with financing statement(s) or a statement of trust receipt financing or other writing, covering any Collateral in order to comply with or to enable the Payee to obtain the benefits of the Uniform Commercial Code or any other similar statute now or hereafter enacted, of New York or of any other jurisdiction where the Collateral may at any agreement relating to the Maker or to any property of the Maker, and the Maker agrees that without written consent of the Payee the Maker will not enter into any security agreement which creates a security interest in any category of the Maker's personal property generally (as distinguished from any specific items thereof) in any after-acquired property other than accessions and fixtures. The rights of the Payee specified herein shall be in addition to those previously or otherwise created or existing. The Maker agrees to use every effort and to take every action that may be necessary or appropriate to enable the Payee to enforce, protect and preserve its rights and interests hereunder, hereby granting unto the Payee, as the Maker's attorney-in-fact, full power and authority to take any and all such action, either in the name of the Payee or in the name of the Maker as the Payee may in its sole discretion determine.

         The Maker authorizes the Payee, with or without notice to the Maker, to cause to be transferred or registered at the expense of the Maker any of the Collateral into the name of the Payee or its nominee and to receive any income derived therefrom and to hold such income as security for any of the Obligations or apply it upon principal or interest due on any such Obligations. The Maker will execute and deliver to the Payee such consents, endorsements, assignments and stock powers as may appear to the Payee proper to further the negotiability of any of the Collateral and will pay the expenses and charge of so furthering negotiability. The Payee may at any time demand, sue for, collect or make any compromise of settlement with reference to the Collateral as the Payee in its sole discretion may determine. Any bonds or other obligations of or guaranteed by the United States Government constituting part of the Collateral may be pledged by the Payee (either alone or so mingled with other securities) to secure deposits or other obligations of the Payee, whether or not such deposits or other obligations be in excess of the Obligations.

         The Maker agrees that the Payee assumes no responsibility for the correctness, validity, genuineness or sufficiency of the instruments, documents and/or chattel paper constituting the Collateral, or for the existence, character, quantity, quality, condition, weight, packing, value or delivery of any goods specified in any such documents. The Payee shall not be required to take any steps necessary to preserve any rights against prior parties to any of the Collateral. The Maker hereby waives presentment, notice of dishonor and protest of all instruments evidencing or included in the Obligations and the Collateral. The Maker will keep the Collateral adequately covered by insurance satisfactory to the Payee,, and will assign the policies or certificates of insurance to the Payee, or make the loss or adjustment payable to the Payee, at the option of the Payee; and the Maker will furnish to the Payee evidence of acceptance by the insurers of such assignment. Should the Maker fail to effect and maintain such insurance, the Payee may do so for the account of the Maker.

         No failure on the part of Payee to exercise, and no delay in exercising any right, power of remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Payee of any right, power of remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power of remedy.

         If any provision hereof is held invalid or unenforceable, the remainder and the application of such provision to other parties or circumstances will not be affected thereby, the provisions being severable in any such instance.

         In any litigation hereunder, all Obligors hereby waive trial by jury and waive the right to interpose any defense based upon any Statute of Limitations or any claim of laches. Each Obligor hereby consents to the in personam jurisdiction of the Courts of New York State, and the United States District Court, the Southern District of New York in connection with any claim arising hereunder. In the event that any action is commenced hereunder in any such court, service of process may be made on any Obligor by mailing a copy of the Summons to said party at its address then reflected in Payee's records.

         This Note shall be governed by the laws of the State of New York.

         All Obligors hereby forever waive presentment, demand, protest, notice of protest and notice of dishonor of this Note and consent without notice to any and all extensions of time or terms of payment including any compromise or settlement thereof.

                                    Predictive Systems, Inc.

                                    By:      /s/ Ronald Pettengill
                                             -----------------------------------
                                    Name:    Ronald Pettengill
                                             -----------------------------------
                                    Title:   CEO
                                             -----------------------------------
                                    By:      /s/ Robert Belau
                                             -----------------------------------
                                    Name:    Robert Belau
                                             -----------------------------------
                                    Title:   President
                                             -----------------------------------

                                   ENDORSEMENT


         FOR VALUE RECEIVED each of the undersigned endorsers assent to all of the terms and conditions of the within Note and hereby forever waive presentment, demand, protest, notice of protest, and notice of dishonor of the within Note, and trial by jury, and the undersigned and each of them guarantees the payment of said Note when due and consents without notice to any and all extensions of time or terms of payment, and the release or substitution, or failure to perfect a security interest in any collateral made, agreed to or granted to or by the Payee.




                                             -----------------------------------

                                             -----------------------------------

                                             -----------------------------------

                                  SCHEDULE "A"
                               LIST OF COLLATERAL


         ALL PERSONAL PROPERTY AND FIXTURES OF THE DEBTOR, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHEREVER LOCATED, OF EVERY KIND AND DESCRIPTION, TANGIBLE OR INTANGIBLE, INCLUDING WITHOUT LIMITATION ALL GOODS, INCLUDING WITHOUT LIMITATION EQUIPMENT AND INVENTORY; ACCOUNTS; CONTRACT RIGHTS; DOCUMENTS, INCLUDING WITHOUT LIMITATION BILLS OF LADING, DOCK WARRANTS, DOCK RECEIPTS, WAREHOUSE RECEIPTS AND OTHER DOCUMENTS OF TITLE; CHATTEL PAPERS; GENERAL INTANGIBLES, INCLUDING WITHOUT LIMITATION TAX REFUNDS, DUTY DRAWBACKS AND PROCEEDS OF INSURANCE AS TO ANY PROPERTY OF THE DEBTOR DESCRIBED HEREIN; INSTRUMENTS, INCLUDING WITHOUT LIMITATION LETTERS OF CREDIT NAMING DEBTOR AS BENEFICIARY; THE BALANCE OF EVERY DEPOSIT ACCOUNT; ALL SECURITIES, OPTIONS, FUTURES CONTRACTS AND OTHER ASSETS DUE FROM OR HELD WITH ANY BANK, BROKER OR DEPOSITORY INSTITUTION; MONEY; COMMODITIES; CREDITS, CLAIMS, DEMANDS AND SECURITY INTERESTS ARISING IN FAVOR OF THE DEBTOR AND ANY OTHER PROPERTY, RIGHTS AND INTERESTS OF THE DEBTOR; AND ALL CASH AND NON-CASH PROCEEDS, PRODUCTS AND ACCESSIONS FROM THE SALE, LIQUIDATION OR DISPOSITION OF ANY OF THE FOREGOING.